UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Financial Engines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3250323

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1804 Embarcadero Road
Palo Alto, CA	94303

(Address of principal executive offices)	(Zip Code)
Securities to be Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Name of each exchange on which
to be so Registered	each class is to be registered

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-163581
Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, $0.0001 par value per share (the “Common Stock”), of Financial Engines, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Form S-1 Registration Statement (File No. 333-163581), initially filed with the Securities and Exchange Commission on December 9, 2009, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.
     The Registrant is applying to have the Common Stock to be registered hereunder approved for listing on the NASDAQ Global Market of The NASDAQ Stock Market LLC under the symbol “FNGN.”
Item 2. Exhibits.
     The following exhibits are filed as a part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

Exhibit
Number	Description of Document
3.(i)(2)	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

3.(ii)(2)	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

4.1	Specimen Common Stock Certificate.

4.2	Fifth Amended and Restated Investors’ Rights Agreement dated as of December 20, 2004.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Financial Engines, Inc.
Dated: February 22, 2010	By	/s/ Jeffrey N. Maggioncalda
Jeffrey N. Maggioncalda
Chief Executive Officer and President

INDEX TO EXHIBITS
     The following exhibits are filed as a part of this Registration Statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

Exhibit
Number	Description of Document
3.(i)(2)	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

3.(ii)(2)	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

4.1	Specimen Common Stock Certificate.

4.2	Fifth Amended and Restated Investors’ Rights Agreement dated as of December 20, 2004.